Exhibit 10.6

Translation

The following

DEBT INSTRUMENT

was concluded on this day between Sune Olsen Holding ApS
Jagtvej 169B, 3rd floor
DK-2100 Copenhagen Ø
Danish CVR No 25372727
of the first part

(hereinafter referred to as the “Creditor”)

and Dandrit Biotech A/S
Symbion Sciencepark, Fruebjergvej 3
DK-2100 Copenhagen Ø
of the second part

(hereinafter referred to as the “Debtor”)

1	SUBJECT-MATTER

1.1	By signing this Debt Instrument, the Debtor acknowledges that it owes to the Creditor the sum of DKK 761,967.13.

The amount has been calculated as at 31 March 2013 and includes interest, see Appendix 1.

2	TERMS

2.1	The amount outstanding at any time is to carry interest at the rate of 6% p.a.

2.2	The debt, interest and installments, is to be repaid in full by the end of 2014.

2.3	The Creditor may in writing grant the Debtor a further installment-free period, which is to be granted no later than 14 days prior to installments and interest falling due for payment.

2.4	Interest and installments are to be paid into the Creditor’s account, sort code 6820, account No 1163273, with Sydbank.

2.5	The debt outstanding at any time is to fall due for payment in the event of the Debtor’s bankruptcy or winding-up, irrespective of the reason for such bankruptcy or winding-up.

2.6	The Debtor may at any time repay the loan in whole or in part.

2.7	The Creditor may at any time terminate this Debt Instrument by (3) months’ prior written notice.

Translation

2.8
If one of the following situations occurs and has not been remedied within five (5) banking days after the Creditor has given the Debtor written notice in this relation, the amount owed at any time by the Debtor plus the interest accrued is to fall due for full and final repayment.

2.8.1
The Creditor has not received the Debtor’s payment of an amount due on the Due Date and the Debtor has not paid the amount due within five (5) banking days after the Creditor has made a demand for payment of such amount.

2.8.2
Bankruptcy proceedings are commenced against the Debtor, the Debtor suspends its payments, commences negotiations on a composition, liquidation or any other arrangement with its creditors, or is in any other way unable to pay its debts as they fall due.

2.9	This Debt Instrument may not by the Creditor be assigned absolutely or transferred by way of security without the Debtor’s prior consent.

2.10	This Debt Instrument may serve as a basis for enforcement, cf section 478(1), para 5, of the Danish Administration of Justice Act.

Place: Copenhagen Ø	Place: Copenhagen Ø

Date: March 31, 2013	Date: March 31, 2013

As the Debtor:	As the Creditor:

/s/ Eric Leire, CEO, DanDrit Biotech A/S	/s/ Sune Olsen, President, Sune Olsen Holding ApS

Translation

Appendix 1

Calculation of debt.

2011
Date	Amount	Interest at 6%
1 Aug 2011	71,250.00	1,781.25
1 Sept 2011	18,000.00	360.00
1 Oct 2011	18,500.00	277.50
1 Nov 2011	18,000.00	180.00
1 Dec 2011	18,000.00	90.00
Total	143,750.00	2,688.75

Total debt as at 31 Dec 2011	146,438.75

2012	Amount	Interest
At the beginning of the year	146,438.75	8,786.33
1 May 2012	250,000.00	10,000.00
1 Jul 2012	31,250.00	937.50
1 Aug 2012	19,000.00	475.00
1 Oct 2012	18,000.00	270.00
Total	464,688.75	20,468.83

Total debt as at 31 Dec 2012	485,157.58

2013	Amount	Interest
At the beginning of the year	485.157,58	7.277,36
15 Feb 2013	187.724,26	1.407,93
1 Mar 2013	80.000,00	400,00
Total	752.881,84	9.085,30

Debt as at 31 Mar 2013	761,967.13
incl. interest at 6%